SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 r 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2005

FIRSTFED BANCORP, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19609 (Commission File Number)	63-1048648 (I.R.S. Employer Identification No.)

1630 Fourth Avenue North, Bessemer, Alabama 35020
(Address of Principal Executive Offices)

(205) 428-8472
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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        Item 2.02 Results of Operations and Financial Condition.

        On August 15, 2005, FirstFed Bancorp, Inc. (the “Company”) announced that the Company is in the process of preparing a restatement of its unaudited consolidated financial statements for the three month period ended March 31, 2005. A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        The Company intends to file an amendment to its Quarterly Report on Form 10-QSB for the period ended March 31, 2005, that will include restated financial statements and amendments to related disclosures for the fiscal period covered by the report. Item 4.02 and Exhibit 99.1 hereto contain additional information about adjustments to the financial results of the Company, and are incorporated herein by reference.

        Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

        During management’s preparation of the Company’ Quarterly Report on Form 10-QSB for the second quarter of fiscal 2005, management and the Company’s independent registered public accounting firm determined that the Company’s accounting methodology relating to its recognition of expense in the first quarter of fiscal 2005 in connection with the termination of its Defined Benefit Pension Plan was not in compliance with Financial Accounting Standards Board No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits.” Recording of such expense in the first quarter resulted in an overstatement of expenses, causing an understatement of net income in the three month period ended March 31, 2005. In addition, in March 2005, the stockholders of the Company’s third-party data processor voted and approved the sale of their company. As a stockholder of the data processor, the Company recorded a gain in the quarter ended March 31, 2005. However, the Company subsequently determined that the gain should have been recorded in April 2005, which was the effective time of the filing of the Certificate of Merger. The result was an overstatement of income in the quarter ended March 31, 2005, for the amount of this transaction, and an understatement of the same amount for the three months ended June 30, 2005, as previously reported in the Company’s second quarter press release dated July 21, 2005.

        As a result, the Company has determined that certain adjustments are necessary to the Company’s consolidated financial statements for the three month period ended March 31, 2005, described in Item 2.02 and Exhibit 99.1 hereto, incorporated herein by reference. Investors should look to the revised financial statements for March 31, 2005, and the Form 10-QSB for June 30, 2005, when they become available.

        On August 10 and 11, 2005, the Audit Committee considered these matters and agreed with the recommendation of management that the consolidated financial statements of the Company for the three month period ended March 31, 2005, should be restated in order to reflect the appropriate method of recognizing the termination of the Pension Plan and the gain on sale of stock of the data processor. The Audit Committee discussed these conclusions with the Company’s independent registered public accounting firm.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: August 15, 2005	FIRSTFED BANCORP, INC. By: /s/ B. K . Goodwin III B. K. Goodwin III Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number 99.1	Press Release dated August 15, 2005, issued by the Registrant.